ADDENDUM TO EMPLOYMENT AGREEMENT


     THIS ADDENDUM made this 5th day of March, 1997 to that certain Employment Agreement made December 29, 1995 ("Agreement") by and between Derma Sciences, Inc., ("Employer") and Gary L. Borthwick ("Employee").
     WHEREAS, Employer and Employee are parties to the aforesaid Agreement, WHEREAS, Employer and Employee desire to amend and modify certain terms and provisions of the Agreement,
     NOW THEREFORE, the parties hereto, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound, hereby agree as follows:

     1. Stock Options. There is hereby added to paragraph 4 of the Agreement a subparagraph 4.(g) entitled Adjustments which subparagraph reads, in its entirety, as follows:

          (g) Adjustments. The number of Option Shares and the Option Price shall be adjusted as set forth herein:

               (i) In the event that a stock dividend shall be declared on the Common Stock payable in shares of the Common Stock, the Option Shares shall be adjusted by adding to each Option Share the number of shares which would be distributable thereon if such Option Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.
               (ii) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Employer whether through recapitalization, stock split, combination of shares, or otherwise, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.
               (iii) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for shares of stock or other securities of another corporation, whether through reorganization, sale of assets, merger or consolidation in which Employer is the surviving corporation, then there shall be substituted for each Option Share the number and kind of shares of stock or the securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.
               (iv) In the event that any sale of shares of Common Stock (except any such sale made pursuant to any right, option, warrant or convertible security outstanding prior to the date of this Agreement), or the issuance of any rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) occurs after the date of this Agreement, which sale or issuance will increase the number of shares of Common Stock outstanding during the Term by Forty percent (40%), then, upon each such sale or issuance, Employee shall be issued additional Option Shares such that, when the additional Option Shares are aggregated with the Option Shares heretofore owned by Employee, Employee has the right to purchase, at the same times set forth in paragraph 4(c), the same percentage of Common Stock at the same price per share as Employee maintained prior to such sale or issuance.

     2. Sale or Merger of Employer. There is hereby added to paragraph 12. of the Agreement a subparagraph 12.(c) entitled Note Forgiveness which subparagraph reads, in its entirety, as follows:

          (c) Note Forgiveness. In the event Employee exercises his option to receive severance compensation under subparagraph 12.(a) hereof, Employer shall, in addition to, and not in lieu of, the payment of such severance compensation, forgive the balance due, if any, relative to Employee's debt obligation to Employer represented by the promissory note of Employee dated January 17, 1995 in the original principal amount of $84,436.11.

     3. Savings Clause. Save as expressly modified herein, the Agreement and all provisions thereof remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have hereunder set their hands on the date first hereinabove written.

                               EMPLOYER
                               DERMA SCIENCES, INC.


                                By:  /s/  John T. Borthwick
                                          -----------------
                                          John T. Borthwick
                                          President and Chief Executive Officer

                               EMPLOYEE


                                By:  /s/ Gary L. Borthwick
                                         -----------------
                                         Gary L. Borthwick